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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

As independent public accountants, we hereby consent to the use of our report and to the schedule of qualifying accounts dated December 4, 2001 (except with respect to the matters discussed in Note 16 of the related financial statements of the report as to which the date is January 31, 2002) on the financial statements of the entities identified in Note 1 of that report, collectively referred to as IPC Information Systems, including the Trading Systems division and Information Transport Systems division, operating divisions of a wholly owned subsidiary of Global Crossing Ltd., and Asia Global Crossing IPC Trading Systems Australia Pty. Ltd., an operating division of a wholly owned subsidiary of Asia Global Crossing Ltd., and to all references to our Firm included in this Amendment No. 1 to Form S-4 registration statement, of IPC Acquisition Corp. and Subsidiary Guarantors.


                                        /s/ Arthur Andersen LLP

Roseland, New Jersey
May 14, 2002